EXHIBIT 10.7

EXECUTION COPY

MASTER POOL PURCHASE AGREEMENT

dated as of August 29, 2002

Amended and Restated as of November 14, 2005

by and between

SIERRA DEPOSIT COMPANY, LLC

as Depositor

and

CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC

as Issuer

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

Page
(i) Recourse to the Depositor	23
(j) Recourse to the Issuer	24
(k) Confidentiality	24

Schedule 1	Pool Loan Schedule	1-1
Exhibit A	Form of Assignment of Additional Pool Loans	A-1

-iii-

MASTER POOL PURCHASE AGREEMENT

THIS MASTER POOL PURCHASE AGREEMENT (the “Agreement”) dated as of August 29, 2002 as amended and restated as of November 14, 2005 is made by and between SIERRA DEPOSIT COMPANY, LLC, a Delaware limited liability company, as depositor (the “Depositor”) and CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, a Delaware limited liability company formerly known as Sierra Receivables Funding Company, LLC, as issuer (the “Issuer”). This Agreement, as amended and restated, contains provisions previously contained in the Series 2002-1 Supplement dated as of August 29, 2002 relating to the Cendant Timeshare Conduit Receivables Funding, LLC Loan-Backed Variable Funding Notes, Series 2002-1. By execution and delivery of this Agreement, as amended and restated, the Series 2002-1 Supplement is incorporated into this Agreement and the Series 2002-1 PPA Supplement as a separate document shall cease to exist.

RECITALS

WHEREAS, the Depositor has purchased certain Pool Loans and related Pool Assets (including an interest in the Timeshare Properties underlying such Pool Loans) from CTRG-CF and Trendwest (collectively with other sellers of Pool Loans that may be named in the future, the “Sellers”) pursuant to the applicable Purchase Agreements and related PA Supplements and from time to time hereafter will purchase from the Sellers additional Pool Loans and related Pool Assets; and

WHEREAS, the Depositor wishes to sell to the Issuer the Pool Loans and related Pool Assets that the Depositor now owns and the Pool Loans and related Pool Assets that the Depositor from time to time hereafter will own, and the Issuer is willing to purchase such Pool Loans and related Pool Assets from the Depositor from time to time on the terms and subject to the conditions contained in this Agreement;

WHEREAS, the Issuer intends to grant security interests in the Pool Loans and related Pool Assets that it purchases from the Depositor to the Collateral Agent on behalf of the Trustee and the holders of Notes issued pursuant to a Master Indenture and Servicing Agreement of even date herewith, together with the Indenture Supplement thereto (collectively, the “Indenture and Servicing Agreement”), each by and between the Issuer, CTRG-CF as Master Servicer, the Trustee and the Collateral Agent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.  Definitions.

All terms used but not otherwise specifically defined herein shall have the meanings ascribed to them in the Purchase Agreements. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Addition Cut-Off Date” shall mean any Addition Cut-Off Date under the applicable Purchase Agreement.

“Addition Date” shall mean any Addition Date under the applicable Purchase Agreement.

“Additional Issuer” shall mean an entity which is a subsidiary of the Depositor, other than the Issuer, which purchases Loans from the Depositor with the proceeds of a Series of Notes issued by such entity and pledges such Loans to secure such Series of Notes.

“Additional Pool Loan” shall mean a Loan (including Trendwest Timeshare Upgrades purchased by the Depositor from an Additional Issuer) constituting one of the Pool Loans purchased from the Depositor on an Addition Date and listed on Schedule 1 to the related Assignment.

“Additional Pool Loan Purchase Price” shall have the meaning set forth in Section 3.

“Agreement” shall have the meaning set forth in the preamble.

“Assignment” shall have the meaning set forth in Section 2(b).

“Cendant” shall mean Cendant Corporation or any successor thereof.

“Closing Date” shall mean August 30, 2002.

“CTRG-CF” shall mean Cendant Timeshare Resort Group - Consumer Finance, Inc., a Delaware corporation formerly known as Fairfield Acceptance Corporation - Nevada, domiciled in Nevada and a wholly-owned indirect Subsidiary of FRI.

“Cut-Off Date” shall mean August 27, 2002.

“Cut-Off Date Pool Principal Balance” shall have the meaning set forth in Section 3.

“Deal Agent” shall mean Bank of America, N.A. as Deal Agent under the note purchase agreement, dated as of August 29, 2002 relating to the Series 2002-1 Notes, among the Issuer, CTRG-CF, the Purchaser, the Conduits and Alternate Investors named therein and the Class Agents named therein.

“Defective Loan” shall mean any Defective Loan under the applicable Purchase Agreement.

“Depositor” shall have the meaning set forth in the preamble.

“Depositor Indemnified Amounts” shall have the meaning set forth in Section 14.

“Depositor Indemnified Party” shall have the meaning set forth in Section 14.

“Due Date” shall mean, with respect to any Pool Loan, the date on which an Obligor is required to make a Scheduled Payment thereon.

“Eligible Pool Loan” shall mean any Pool Loan that is an Eligible Loan as defined in the applicable PA Supplement.

“Facility Documents” shall mean, collectively, this Agreement, the Purchase Agreements, the Series 2002-1 PA Supplement, the Indenture and Servicing Agreement, each Indenture Supplement, the Custodial Agreement, the Lockbox Agreements, the Collateral Agency Agreement, the Title Clearing Agreements, the Loan Conveyance Documents, the Depositor Administrative Services Agreement, the Issuer Administrative Services Agreement, the Financing Statements, each Subordinated Note and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

“FRI” shall mean Fairfield Resorts, Inc., a Delaware corporation and the parent corporation of CTRG-CF.

“Guarantee” shall mean the performance guarantee dated as of the date hereof, executed by the Performance Guarantor in favor of the Depositor, the Issuer and the Trustee.

“Indenture and Servicing Agreement” shall have the meaning set forth in the recitals.

“Indenture Supplement” shall mean the supplement to the Indenture and Servicing Agreement setting forth the terms of the Series 2002-1 Notes, and all amendments thereof and supplements thereto.

“Independent Director” shall mean an individual who is an Independent Director as defined in the Limited Liability Company Agreement of the Depositor or the Issuer, as applicable, as in effect on the date of this Agreement.

“Initial Pool Loans” shall mean the Pool Loans listed on the Pool Loan Schedule on the Closing Date.

“Installment Contract” shall mean any Installment Contract under the applicable Purchase Agreement.

“Issuer” shall have the meaning set forth in the preamble.

“Issuer Administrative Services Agreement” shall mean the Administrative Services Agreement dated as of August 29, 2002 by and between CTRG-CF as administrator and the Issuer, as amended from time to time.

“Loan” shall have the meaning assigned to that term in the applicable Purchase Agreement.

“Mortgage” shall have the meaning assigned to that term in the applicable Purchase Agreement.

“Notes” shall mean the Series 2002-1 Notes issued by the Issuer pursuant to the Indenture and Servicing Agreement and the Indenture Supplement.

“Obligor” shall have the meaning assigned to that term in the applicable Purchase Agreement.

“Originator” shall have the meaning assigned to that term in the applicable Purchase Agreement.

“PA Supplement” shall mean any supplement to a Purchase Agreement relating to Loans constituting collateral for a particular Series of Notes.

“Performance Guarantor” shall mean Cendant.

“Permitted Encumbrance” shall have the meaning assigned to that term in the applicable Purchase Agreement.

“Pool Assets” shall mean any and all right, title, and interest of the Depositor in, to and under (a) the Pool Loans from time to time and the related Transferred Assets and all of the Depositor’s rights under the Purchase Agreements and the Guarantee, (b) the Pool Collections and (c) the proceeds of any of the foregoing.

“Pool Collections” shall mean all funds that are received on account of or otherwise in connection with the Pool Loans, including without limitation (a) all Collections in respect of any Pool Loans, (b) all amounts received from any Seller in respect of amounts relating to Repurchase Prices and Substitution Adjustment Amounts under the applicable PA Supplement or from Cendant in respect of any payments made by Cendant as guarantor of the obligations of the Seller or the Master Servicer under the Guarantee.

“Pool Loan” shall mean each Loan that is listed on the Pool Loan Schedule on the Closing Date and Additional Pool Loans that are listed from time to time on such Pool Loan Schedule.

“Pool Loan Conveyance Documents” shall mean, with respect to any Pool Loan, (a) the Assignment of Additional Pool Loans in the form of Exhibit A, if applicable, and (b) any such other releases, documents, instruments or agreements as may be required by the Depositor, the Issuer or the Trustee in order to more fully effect the sale (including any prior assignments) of such Pool Loan and any other related Pool Assets.

“Pool Loan Purchase Price,” for the Pool Assets shall have the meaning set forth in Section 3.

“Pool Loan Schedule” shall mean the list of Loans attached as Schedule 1, as amended from time to time on each Addition Date and Repurchase Date as provided in Section 8(b) of this Agreement, which list shall set forth the same information with respect to each Pool Loan as required in the Loan Schedules for the applicable Purchase Agreement.

“Purchase” shall mean the sale of Loans and related Transferred Assets from the Depositor to the Issuer.

“Purchase Agreement” shall mean each of the Master Loan Purchase Agreement dated as of August 29, 2002 by and between CTRG-CF as seller, the Depositor as purchaser and the other parties named in such agreement; or the Master Loan Purchase Agreement dated as of August 29, 2002 by and between Trendwest as Seller and the Depositor as purchaser, in each case as such agreements may be amended, modified or supplemented from time to time in accordance with the terms thereof, and any other purchase agreement relating to the purchase of Loans from a Seller by the Depositor.

“Repurchase Date,” shall have the meaning set forth in Section 9(b).

“Repurchase Price,” for each Series, shall have the meaning set forth in Section 9(a)

“Schedule 1-A Pool Loan” shall have the meaning set forth in Section 12.

“Schedule 1-B Pool Loan” shall have the meaning set forth in Section 12.

“Seller” shall have the meaning set forth in the recitals to this Agreement.

“Seller Subsidiary” shall mean any Subsidiary of a Seller, other than the Depositor or the Issuer.

“Series 2002-1 Additional Pool Loan” shall mean each Loan constituting one of the Series 2002-1 Pool Loans Purchased from the Depositor on an Addition Date and listed on Schedule 1 to the related Assignment.

“Series 2002-1 Indenture Supplement” shall mean the supplement to the Master Indenture and Servicing Agreement executed and delivered in connection with the original issuance of the Series 2002-1 Notes and all amendments thereof and supplements thereto.

“Series 2002-1 Notes” shall mean the Cendant Timeshare Conduit Receivables Funding, LLC Loan-Backed Variable Funding Notes, Series 2002-1 issued under the Indenture and Servicing Agreement and the Series 2002-1 Indenture Supplement.

“Series 2002-1 Pool Loan” means each Loan listed from time to time on the Series 2002-1 Pool Loan Schedule.

“Series 2002-1 Pool Loan Schedule” shall mean the Pool Loan Schedule for the Series 2002-1 Pool Loans.

“Series 2002-1 PA Supplement” shall mean each PA Supplement relating to the Series 2002-1 Loans.

“Series 2002-1 Purchase Agreement” shall mean each Purchase Agreement relating to the Series 2002-1 Loans, in each case as amended by the Series 2002-1 PA Supplement thereto.

“Series 2002-1 Supplement” shall mean the PPA Supplement dated as of August 29, 2002 entered into in connection with the issuance of the Series 2002-1 Notes and subsequently incorporated into this Agreement. On and after November 14, 2005, references to the Series

2002-1 Supplement to this Agreement shall refer to this Agreement.

“Subordinated Note” shall mean the CTRG-CF Subordinated Note, the Trendwest Subordinated Note and any other subordinated note delivered by a Seller to the Issuer pursuant to a Series 2002-1 PA Supplement.

“Substitution Adjustment Amount” shall have the meaning set forth in Section 9(c).

“Term Purchase Agreement” shall mean a purchase agreement between the Depositor and an Additional Issuer pursuant to which the Depositor sells Loans to the Additional Issuer and the Additional Issuer purchases such Loans for the purpose of pledging the Loans to secure a Series of Notes.

“Timeshare Property” shall have the meaning set forth in the applicable Purchase Agreement.

“Trendwest” shall mean Trendwest Resorts, Inc., a wholly-owned indirect Subsidiary of Cendant.

“Trendwest Timeshare Upgrade” shall mean a Loan which was sold to the Depositor by Trendwest and with respect to which the Obligor purchases a Timeshare Upgrade.

“Trustee” shall have the meaning set forth in the recitals.

“WorldMark” shall mean WorldMark, The Club, a California not-for-profit mutual benefit corporation.

Section 2.  Purchase and Sale.

(a)  Agreement. Upon the terms and subject to the conditions hereof, the Issuer hereby Purchases from the Depositor, and the Depositor hereby sells and assigns to the Issuer without recourse except as specifically set forth herein, all of the Depositor’s right, title and interest in, to and under the Initial Pool Loans listed on the Series 2002-1 Pool Loan Schedule delivered on the Closing Date, together with all other Pool Assets relating thereto.

The Series 2002-1 Pool Loan Schedule sets forth a list of all Series 2002-1 Pool Loans as of the Closing Date and indicates whether each such Loan shall be designated a Schedule 1-A Pool Loan or a Schedule 1-B Pool Loan. The Series 2002-1 Additional Pool Loans existing at the close of business on each Addition Cut-Off Date and all other Pool Assets relating thereto shall be sold by the Depositor and purchased by the Issuer on the related Addition Date. In connection with the sale and conveyance hereunder, the Depositor agrees on or prior to the Closing Date and on or prior to each Addition Date (in the case of Series 2002-1 Additional Pool Loans) to indicate or cause to be indicated clearly and unambiguously in its accounting, computer and other records that the Series 2002-1 Pool Loans and the related Pool Assets have been sold to the Issuer pursuant to this PPA Supplement. In addition, in connection with the sale and conveyance hereunder, the Depositor agrees on or prior to the Closing Date and on or prior to each Addition Date (in the case of Series 2002-1 Additional Pool Loans) to deliver to the Issuer a Series 2002-1 Pool Loan Schedule for such Series 2002-1 Pool Loans and Series 2002-1

Additional Pool Loans.

(b)  Purchase of Series 2002-1 Additional Pool Loans.

(i) [Reserved].

(ii) The Depositor may agree with the Issuer that Eligible Loans will be sold by the Depositor to the Issuer as Series 2002-1 Additional Pool Loans.

(iii) On the Addition Date with respect to any Series 2002-1 Additional Pool Loans, such Series 2002-1 Additional Pool Loans shall become Series 2002-1 Loans, and the Issuer shall Purchase the Series 2002-1 Additional Pool Loans and the related Pool Assets as provided in the Assignment, subject to the satisfaction of the following conditions on such Addition Date:

(A) The Depositor shall have delivered to the Issuer copies of UCC financing statements covering such Series 2002-1 Additional Pool Loans, if necessary to perfect the Issuer’s first priority interest in such Series 2002-1 Additional Pool Loans and the related Pool Assets;

(B) On each of the Addition Cut-Off Date and the Addition Date, the sale of such Series 2002-1 Additional Pool Loans and the related Pool Assets to the Issuer shall not have caused the Depositor’s insolvency or have been made in contemplation of the Depositor’s insolvency;

(C) No selection procedure shall have been utilized by the Depositor that would result in a selection of such Series 2002-1 Additional Pool Loans (from the Eligible Loans available to the Depositor) that would be materially adverse to the interests of the Issuer as of the Addition Date;

(D) The Depositor shall have indicated in its accounting, computer and other records that the Series 2002-1 Additional Pool Loans and the related Pool Assets have been sold to the Issuer and shall have delivered to the Issuer the required Series 2002-1 Pool Loan Schedule;

(E) The Depositor and the Issuer shall have entered into a duly executed, written assignment substantially in the form of Exhibit A to this Agreement (an “Assignment”);

(F) The Depositor shall have delivered to the Issuer an Officer’s Certificate of the Depositor dated the Addition Date, confirming, to the extent applicable, the items set forth in Section 2(b)(iii) (A) through (E); and

(G) The Issuer shall have paid the Additional Pool Loan Purchase Price as provided in Section 3 hereof.

(iv) On the initial Addition Date with respect to any Series 2002-1 Additional Pool Loans acquired by the Depositor from Trendwest, as a Seller under a Purchase Agreement, the Issuer shall Purchase the Series 2002-1 Additional Pool Loans and the related Pool Assets as provided in the Agreement only upon receipt by the Issuer of each of the following on such Addition Date in form and substance acceptable to the Issuer and counsel to the Deal Agent:

(A) Copies of search reports certified by parties acceptable to the Issuer dated a date reasonably prior to such Addition Date (x) listing all effective financing statements which name the applicable Seller and the Depositor (under their present name and any previous names) as debtor or seller and which are filed with respect to the applicable Seller and the Depositor in each relevant jurisdiction, together with copies of such financing statements (none of which shall cover any portion of the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets except as contemplated by the Facility Documents) and (y) listing all effective financing statements which name the Issuer (under its present name and any previous names) as debtor or seller and which are filed with respect to the Issuer in each relevant jurisdiction, together with copies of such financing statements (none of which shall cover any portion of Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets except as contemplated by the Facility Documents);

(B) Copies of proper UCC Financing Statement Amendments (Form UCC3), if any, necessary to terminate all security interests and other rights of any Person in the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets previously granted by the applicable Seller, the Depositor or the Issuer (except as contemplated by the Facility Documents);

(C) Copies of (x) proper UCC Financing Statements (Form UCC1) naming the Depositor as debtor or seller of the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets, the Trustee as total assignee and the Issuer as assignor secured party, (y) proper UCC Financing Statements (Form UCC1) naming the Issuer as debtor or seller of the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets and the Trustee as secured party or purchaser and (z) such other similar instruments or documents with respect to the applicable Seller as may be necessary or in the opinion of the Purchaser desirable under the UCC of all appropriate jurisdictions or any comparable law to evidence the perfection of the Trustee’s interest in the Series 2002-1 Additional Pool Loans that are being purchased from Trendwest and related Pool Assets; and

(D) An opinion or opinions of counsel to the Depositor, in the form required by the Issuer, with respect to the following: (x) certain security interest matters, and (y) “true sale” and substantive consolidation matters.

(c)  [Reserved] .

(d)  No Assumption. The sales and purchases of Pool Assets do not constitute and are not intended to result in a creation or an assumption by the Issuer or its successors and assigns of any obligation of any Seller, the Depositor or any other Person in connection with the Pool Assets (other than such obligations as may arise from the ownership of the Pool Assets) or under the related Series 2002-1 Pool Loans or any other agreement or instrument relating thereto, including without limitation any obligation to any Obligors. None of the Issuer or the Issuer’s assignees shall have any obligation or liability to any Obligor or other customer or client of any Seller (including without limitation any obligation to perform any of the obligations of any Seller under any Loan or related Timeshare Property or any other agreement or any obligation of any Seller), except such obligations as may arise from the ownership of the Pool Assets.

(e)  No Recourse. Except as specifically provided in this Agreement, the sale and Purchase of the Pool Assets under this Agreement shall be without recourse to the Depositor; provided, however, that the Depositor shall be liable to the Issuer and its successors and assigns for all representations, warranties, covenants and indemnities made by it pursuant to the terms of this Agreement (it being understood that such obligations of the Depositor will not arise solely on account of the credit related inability of an Obligor to make a required Scheduled Payment).

(f)  True Sales. The Depositor and the Issuer intend the transfers of Pool Assets hereunder to be true sales by the Depositor to the Issuer that are absolute and irrevocable and to provide the Issuer with the full benefits of ownership of the Pool Assets, and neither the Depositor nor the Issuer intends the transactions contemplated hereunder to be loans from the Issuer to the Depositor secured by the Pool Assets.

(g)  Servicing of Pool Assets. Consistent with the Issuer’s ownership of all Pool Assets and subject to the terms of the Series 2002-1 Pool Loans, as between the parties to this Agreement, the Issuer shall have the sole right to service, administer and collect all Pool Assets, to assign such right and to delegate such right to others. In consideration of the Issuer’s Purchase of the Pool Assets, the Depositor hereby acknowledges and agrees that the Issuer intends to assign to the Collateral Agent for the benefit of the Trustee for the benefit of the Noteholders the rights and interests conveyed by the Depositor to the Issuer hereunder, and agrees to cooperate fully with the Issuer and its successors and assigns in the exercise of such rights.

(h)  Financing Statements. In connection with the foregoing sale, the Depositor agrees to record and file a financing statement or statements (and continuation statements or other amendments with respect to such financing statements) with respect to the Pool Assets sold by the Depositor hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the interests of the Issuer created hereby under the applicable UCC and to deliver a file-stamped copy of each such financing statement and continuation statement (or other amendment) or other evidence of such filings to the Issuer.

(i)  Recharacterization. Without prejudice to the provisions of Section 2(f) providing for the absolute transfer of the Depositor’s interest in the Pool Assets and the proceeds thereof to the Issuer, in order to secure the prompt payment and performance of all obligations of the Depositor to the Issuer and the Issuer’s assignees arising in connection with this Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Depositor hereby assigns and grants to the Issuer a first priority perfected security interest in all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, if any, in, to and under all of the Series 2002-1 Pool Loans and the other related Pool Assets and the proceeds thereof.

(j)  Transfer of Pool Loans. All Series 2002-1 Pool Loans conveyed to the Issuer hereunder shall be held by the Custodians pursuant to the terms of the applicable Custodial Agreements.

The Depositor acknowledges that the Issuer will grant a security interest in the Series 2002-1 Pool Loans and other related Pool Assets to the Collateral Agent pursuant to the Indenture and Servicing Agreement. The Depositor agrees that, upon such grant, the Collateral Agent or the Trustee may enforce all of Depositor’s obligations hereunder and under the Pool Purchase Agreement directly, including without limitation the repurchase obligations of the Depositor set forth in Section 9.

Section 3.  Pool Loan Purchase Price.

The Series 2002-1 Pool Loans had an aggregate unpaid principal balance of $280,127,904.13 at the Cut-Off Date (such aggregate unpaid principal balance at the Cut-Off Date being referred to herein as the “Cut-Off Date Pool Principal Balance”). The purchase price (the “Pool Loan Purchase Price”) for the Series 2002-1 Pool Loans sold on the Closing Date shall be $280,127,904.13.

The Depositor shall have no obligation to sell any Series 2002-1 Additional Pool Loan to the Issuer if it has not been paid the Additional Pool Loan Purchase Price therefor.

The purchase price for any Additional Pool Loans and the related Pool Assets (the “Additional Pool Loan Purchase Price”) conveyed to the Issuer under this Agreement on each Addition Date shall be a dollar amount equal to the aggregate outstanding principal balance of such Additional Pool Loans sold on such Addition Date, adjusted to reflect the fair market value thereof.

Section 4.  Payment of Purchase Price.

(a)  Closing Dates. On the terms and subject to the conditions of this Agreement, payment of the Pool Loan Purchase Price for the Pool Loans and the related Pool Assets transferred on each Closing Date shall be made by the Issuer on such Closing Date in immediately available funds to the Depositor to such accounts at such banks as the Depositor shall designate to the Issuer not less than one Business Day prior to such Closing Date.

(b)  Manner of Payment of Additional Pool Loan Purchase Price. On the terms and subject to the conditions of this Agreement, the Issuer shall pay to the Depositor, on each other Business Day on which any Pool Assets are purchased from the Depositor by the Issuer pursuant to this Agreement, the Additional Pool Loan Purchase Price for such Pool Assets by paying such Additional Pool Loan Purchase Price to the Depositor in cash.

(c)  Payment of Adjustments. The Depositor shall pay to the Issuer in cash, on the date of receipt by the Depositor, any payment in respect of Repurchase Prices or Substitution Adjustment Amounts relating to the Pool Assets made by any Seller to the Depositor pursuant to any Purchase Agreement. The Depositor shall instruct the Sellers to deposit all payments in respect of such Repurchase Prices and Substitution Adjustment Amounts directly in the Collection Account.

(d)  Payment. Payment for and delivery of the Series 2002-1 Pool Loans being purchased by the Issuer on the Closing Date shall take place at a closing at the offices of Orrick, Herrington & Sutcliffe LLP, Washington Harbour, 3050 K Street, NW, Washington, D.C. 20007, at 10:00 A.M. local time on the Closing Date, or such other time and place as shall be mutually agreed upon among the parties hereto.

Section 5.  Conditions Precedent to Sale of Pool Loans.

The Issuer’s obligations hereunder to purchase and pay for the Pool Assets on the Closing Date are subject to the fulfillment of the following conditions on or before the Closing Date:

(a)  (i) The Issuer shall have received the Series 2002-1 Purchase Agreement relating to each Series 2002-1 Pool Loan and the Indenture and Servicing Agreement executed by all parties thereto and (ii) all conditions precedent to the sale of the Series 2002-1 Loans under each Series 2002-1 Purchase Agreement shall have been fulfilled to the extent they are capable of being fulfilled prior to the performance by the Issuer of its obligations under this Agreement.

(b)  The representations and warranties of each Seller, each Seller Subsidiary and the Depositor made in the Series 2002-1 Purchase Agreements and the representations and warranties of the Depositor in this Agreement shall be true and correct in all material respects on the Closing Date.

Section 6.  Representations and Warranties of the Depositor.

The Depositor represents and warrants as of the Closing Date and as of each Addition Date, or as of such other date specified in such representation and warranty, that:

(a)  The Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. The Depositor is duly qualified to do business and is in good standing as a foreign entity, and has obtained all necessary licenses and approvals in each jurisdiction necessary to carry on its business as presently conducted and to perform its obligations under this Agreement.

(b)  The execution, delivery and performance by the Depositor of each of the Facility Documents to which it is a party and the consummation by the Depositor of the transactions provided for in this Agreement and each other Facility Document to which it is a party have been duly authorized by the Depositor by all necessary limited liability company action.

(c)  This Agreement and each other Facility Document to which it is a party has been duly and validly executed and delivered by the Depositor and constitutes the legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its respective terms, except as such enforceability may be subject to or limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

(d)  The execution, delivery and performance by the Depositor of this Agreement and each other Facility Document to which it is a party and the consummation by the Depositor of the transactions contemplated hereby and thereby do not contravene (i) the Depositor’s limited liability company agreement, (ii) any law, rule or regulation applicable to the Depositor, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, deed of trust, security agreement, bond, note, or other material agreement or instrument binding on the Depositor or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Depositor or its properties (except where such contravention would not have a Material Adverse Effect with respect to the Depositor or its properties), and do not result in (except as provided in the Facility Documents) or require the creation of any Lien upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. To the extent that this representation is being made with respect to Title I of ERISA or Section 4975 of the Code, it is made subject to the assumption that none of the assets being used to purchase the Pool Loans and Pool Assets constitute assets of any Benefit Plan or Plan with respect to which the Depositor is a party in interest or disqualified person.

(e)  There are no proceedings or investigations pending, or to the best knowledge of the Depositor threatened, against the Depositor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any other Facility Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Facility Document to which it is a party, (C) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any other Facility Document to which it is a party or (D) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect with respect to the Depositor.

(f)  All approvals, authorizations, consents or orders of any court or governmental agency or body required in connection with the execution and delivery by the Depositor of this Agreement or any other Facility Document to which it is a party, the consummation by it of the transactions contemplated hereby or thereby and the performance by it of, and the compliance by it with, the terms hereof or thereof, have been obtained, except where the failure to do so would not have a Material Adverse Effect with respect to the Depositor.

(g)  The Depositor, both prior to and immediately after giving effect to the sale of Pool Loans to the Issuer on such date, (A) is not insolvent (as such term is defined in the Bankruptcy Code), (B) is able to pay its debts as they become due and (C) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(h)  The Depositor has observed the applicable legal requirements on its part for the recognition of the Depositor as a legal entity separate and apart from each of the Seller, the Seller Subsidiaries and any of their respective Affiliates.

It is understood and agreed that the representations and warranties contained in this Section 6 shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Pool Loans by the Depositor to the Issuer and the grant of a security interest in the Pool Assets by the Issuer to the Collateral Agent and shall inure to the benefit of the Issuer, the Trustee, the Collateral Agent and the Noteholders and their respective designees, successors and assigns.

The Depositor hereby assigns to the Issuer its rights relating to the Series 2002-1 Pool Loans under the related Purchase Agreements, including without limitation any rights the Depositor may have to payments due from the related Seller for repurchases of Defective Loans (as such term is defined in such Purchase Agreement) resulting from the breach of representations and warranties made under such Purchase Agreement.

Section 7.  Affirmative Covenants of the Depositor.

From and after the date hereof until the termination of this Agreement, the Depositor shall:

(a)  Separate Legal Entity. Take such actions as shall be required on its part in order that the identity of the Depositor as a legal entity separate from each of the Sellers, the Seller Subsidiaries and any of their respective Affiliates will be recognized, including:

(i) The Depositor will conduct its business in office space allocated to it and for which it pays an appropriate rent and overhead allocation;

(ii) The Depositor will maintain corporate records and books of account separate from those of the Sellers, the Seller Subsidiaries, their respective Affiliates and the Issuer and telephone numbers and stationery that are separate and distinct from those of the Seller, the Seller Subsidiaries, their respective Affiliates and the Issuer;

(iii) The Depositor’s assets will be maintained in a manner that facilitates their identification and segregation from those of any of the Sellers, the Seller Subsidiaries, their respective Affiliates and the Issuer;

(iv) The Depositor will strictly observe corporate formalities in its dealings with the public and with the Sellers, the Seller Subsidiaries, their respective Affiliates and the Issuer and, except as contemplated by the Facility Documents, funds or other assets of the Depositor will not be commingled with those of any of the Sellers, the Seller Subsidiaries, their respective Affiliates and the Issuer. The Depositor will at all times, in its dealings with the public and with the Sellers, the Seller Subsidiaries, their respective Affiliates and the Issuer, hold itself out and conduct itself as a legal entity separate and distinct from the Sellers, the Seller Subsidiaries, their respective Affiliates and the Issuer. The Depositor will not maintain joint bank accounts or other depository accounts to which any of the Sellers, the Seller Subsidiaries or their respective Affiliates (other than the Master Servicer) has independent access;

(v) The duly elected board of directors of the Depositor and duly appointed officers of the Depositor will at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Depositor;

(vi) Not less than one member of the Depositor’s board of directors will be an Independent Director. The Depositor will observe those provisions in its limited liability agreement that provide that the Depositor’s board of directors will not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Depositor unless the Independent Director and all other members of the Depositor’s board of directors unanimously approve the taking of such action in writing prior to the taking of such action;

(vii) The Depositor will compensate each of its employees, consultants and agents from the Depositor’s own funds for services provided to the Depositor; and

(viii) The Depositor will not hold itself out to be responsible for the debts of any of the Sellers, the Seller Subsidiaries or their respective Affiliates.

(b)  Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including without limitation those relating to the Loans and related Timeshare Properties), in each case to the extent that any such failure to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Depositor.

(c)  Preservation of Corporate Existence. Preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing as a foreign entity in each jurisdiction in which the failure to preserve and maintain such qualification as a foreign corporation could reasonably be expected to have a Material Adverse Effect with respect to the Depositor.

(d)  Keeping of Records and Books of Account. Mark its computer files, books and records to indicate the sale of all Pool Assets to the Issuer hereunder.

(e)  Payment of Taxes. To the extent required by applicable law, file (or cause to be filed on its behalf as a member of a consolidated group) all tax returns and reports required by law to be filed by it and pay all taxes, assessments and governmental charges thereby shown to be owing by it, except for any such taxes, assessments or charges (i) that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens (other than Permitted Encumbrances) or (ii) the amount of which, either singly or in the aggregate, would not have a Material Adverse Effect with respect to the Depositor.

(f)  Turnover of Collections. If the Depositor or any of its agents or representatives at any time receives any cash, checks or other instruments constituting Pool Collections, segregate and hold such payments in trust for, and in a manner acceptable to, the Master Servicer and promptly upon receipt (and in any event within two Business Days following receipt) remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the applicable Collection Account.

Section 8.  Negative Covenants of the Depositor.

From and after the date hereof until the final Series Termination Date, the Depositor agrees that it will not:

(a)  Sales, Liens, Etc. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Encumbrances) of anyone claiming by or through it on or with respect to, any Pool Asset or any interest therein, other than sales of Pool Assets pursuant to this Agreement.

(b)  No Mergers, Etc. Consolidate with or merge with or into any other Person or convey, transfer or sell (other than to the Issuer) all or substantially all of its properties and assets to any Person.

(c)  Change in Name. Change its name or its type or jurisdiction of organization unless the Depositor has given the Issuer and its assignees and the rating agencies then rating the Series 2002-1 Notes at least 30 days’ prior written notice thereof and taken all action necessary or reasonably requested by the Trustee to amend its existing financing statements and file additional financing statements in all applicable jurisdictions in order to perfect and maintain the perfection of the ownership interest or security interest of the Issuer in the Pool Loans and the related Pool Assets.

(d)  Indebtedness. Create, incur or permit to exist, or give any guarantee or indemnity in respect of, any indebtedness except for (A) liabilities created or incurred by the Depositor pursuant to the Facility Documents or contemplated by such Facility Documents and (B) other reasonable and customary operating expenses; provided that the Depositor shall not incur any indebtedness for borrowed money in excess of $9,500 unless the related creditor shall agree in writing to a non-petition covenant substantially similar to Section 15(h)(ii) hereof for the benefit of the Depositor.

(e)  Amendments, Etc. Permit the validity or effectiveness of any Facility Document to which it is a party or the rights and obligations created thereby or pursuant thereto to be amended, terminated, postponed or discharged, or permit any amendment to any Facility Document to which it is a party without the consent of the Issuer and the Deal Agent, or permit any Person whose obligations form part of the Pool Assets to be released from such obligations, except in accordance with the terms of such Facility Document.

(f)  Capital Expenditures. Incur or make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

(g)  Limitation on Business. Engage in any business other than financing, purchasing, owning and selling and managing the Pool Assets in the manner contemplated by the Facility Documents and any Term Purchase Agreement and all activities incidental thereto, or enter into or be a party to any agreement or instrument other than any Facility Document, any Term Purchase Agreement or documents and agreements incidental thereto.

(h)  Capital Contributions. Except as contemplated by the Facility Documents or a Term Purchase Agreement, or in connection with the creation of an Additional Issuer, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person without the consent of the holders of a majority of the outstanding principal amount of the Notes.

Section 9.  Repurchases or Substitutions of Pool Loans for Breach of Representations and Warranties.

(a)  Repurchase or Substitution Obligation. Subject to Section 9(b), upon discovery by the Depositor or the related Seller or upon written notice from the Issuer or the Trustee that any Series 2002-1 Pool Loan is a Defective Loan, the Depositor shall, or shall cause the applicable Seller to, within 90 days after the earlier of the discovery or receipt of notice thereof, cure such Defective Loan in all material respects or either (i) repurchase such Defective Loan from the Issuer or its assignee at the Repurchase Price or (ii) substitute one or more Qualified Substitute Loans for such Defective Loan. For purposes of this Agreement, the term “Repurchase Price” shall mean an amount equal to the outstanding Principal Balance of such Defective Loan as of the close of business on the Due Date immediately preceding the Payment Date on which the repurchase is to be made, plus accrued but unpaid interest thereon to the date of such repurchase. The Issuer hereby directs the Depositor, for so long as the Indenture and Servicing Agreement is in effect, to make such payment on its behalf to the Collection Account pursuant to Section 9(b). The following defects with respect to documents in any Loan File, solely to the extent they do not impair the validity or enforceability of the subject document under applicable law, shall not be deemed to constitute a breach of the representations and warranties contained in Section 6(b) of the related Purchase Agreement: misspellings of or omissions of initials in names; name changes from divorce or marriage; discrepancies as to payment dates in a Series 2002-1 Pool Loan of no more than 30 days; discrepancies as to Scheduled Payments of no more than $5.00; discrepancies as to origination dates of not more than 30 days; inclusion of additional parties other than the primary Obligor not listed in the

Master Servicer’s records or in the Series 2002-1 Pool Loan Schedule and non-substantive typographical errors and other non-substantive minor errors of a clerical or administrative nature.

(b)  Repurchases and Substitutions. The Depositor shall provide written notice to the Issuer of any repurchase pursuant to Section 9(a) not less than two Business Days prior to the date on which such repurchase is to be effected, specifying the Defective Loan and the Repurchase Price therefor. Upon the repurchase of a Defective Loan pursuant to Section 9(a), the Depositor shall deposit, or shall cause the applicable Seller to deposit, the Repurchase Price in the Collection Account on behalf of the Issuer no later than 12:00 noon, New York time, on the Payment Date on which such repurchase is made (the “Repurchase Date”).

(c)  Delivery Requirements. If the applicable Seller elects to substitute a Qualified Substitute Loan or Loans for a Defective Loan pursuant to the applicable PA Supplement, the Depositor shall deliver, or shall cause the applicable Seller to deliver, such Qualified Substitute Loan in the same manner as the other Series 2002-1 Pool Loans sold hereunder, including delivery of the applicable Loan Documents as required pursuant to the applicable Custodial Agreement and satisfaction of the same conditions with respect to such Qualified Substitute Loan as to the Purchase of Additional Pool Loans set forth in Section 2(b)(iii). No Qualified Substitute Loan shall be selected in a manner adverse to the Issuer or its assignees. Payments due with respect to Qualified Substitute Loans prior to the last day of the Due Period next preceding the date of substitution shall not be property of the Issuer, but will be retained by the Master Servicer and remitted by the Master Servicer to the Depositor for payment to the applicable Seller on the next succeeding Payment Date. Scheduled Payments due on a Defective Loan prior to the last day of the Due Period next preceding the date of substitution shall be property of the Issuer, and from and after such last day of the Due Period next preceding the date of substitution all Scheduled Payments due and other amounts received in respect of such Defective Loan shall be the property of the Depositor or the applicable Seller. The Depositor shall cause the Master Servicer to deliver a schedule of any Defective Loans so removed and Qualified Substitute Loans so substituted to the Issuer. Upon each such substitution, the Qualified Substitute Loan or Loans shall be subject to the terms of this PPA Supplement in all respects, and the representations and warranties of the applicable Seller under the related Purchase Agreement and PA Supplement with respect to each Qualified Substitute Loan shall be assigned to the Issuer hereunder. The Depositor shall be obligated to repurchase or substitute, or to cause the applicable Seller to repurchase or substitute, for any Qualified Substitute Loan as to which such Seller has breached such Seller’s representations and warranties in Section 6(b) of the related Purchase Agreement or applicable PA Supplement to the same extent as for any other Series 2002-1 Pool Loan, as provided herein or therein. In connection with the substitution of one or more Qualified Substitute Loans for one or more Defective Loans, the Depositor shall deposit, or shall cause the applicable Seller to deposit, an amount equal to the related Substitution Adjustment Amount (as defined in the related Purchase Agreement), if any (the “Substitution Adjustment Amount”), into the applicable Collection Account on the date of substitution, without any reimbursement therefor.

Upon each repurchase or substitution, the Issuer shall automatically and without further action sell, transfer, assign, set over and otherwise convey to the Depositor or to the related Seller, if applicable, without recourse, representation or warranty, all of the Issuer’s right, title and interest in and to such Defective Loan, the related Timeshare Property, the Loan File relating thereto and any other related Pool Assets, all monies due or to become due with respect thereto and all Pool Collections with respect thereto (including payments received from Obligors from and including the last day of the Due Period next preceding the date of transfer, subject to the payment of any Substitution Adjustment Amount). The Issuer shall execute such documents, releases and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Depositor or the Seller to effect the conveyance of such Defective Loan, the related Timeshare Property and related Loan File pursuant to this Section 9(c).

Promptly after the occurrence of a Repurchase Date and after the repurchase of or substitution for Defective Loans in respect of which the Repurchase Price has been paid or one or more Qualified Substitute Loans has been substituted therefor on such date, the Depositor shall direct the Master Servicer to delete such Defective Loans from the Series 2002-1 Pool Loan Schedule.

The obligation of the Depositor to repurchase or substitute for any Defective Loan shall constitute the sole remedy against the Depositor, the Sellers or their Affiliates with respect to any breach of the representations and warranties set forth in Section 6(b) of the applicable Purchase Agreement available hereunder to the Issuer or its successors or assigns.

Section 10.  Representations and Warranties of the Issuer.

The Issuer represents and warrants as of each Closing Date and as of each Addition Date, or as of such other date specified in such representation and warranty, that:

(a)  The Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power, authority, and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. The Issuer is duly qualified to do business and is in good standing as a foreign entity, and has obtained all necessary licenses and approvals in each jurisdiction necessary to carry on its business as presently conducted and to perform its obligations under this Agreement.

(b)  The execution, delivery and performance by the Issuer of each of the Facility Documents to which it is a party and the consummation by the Issuer of the transactions provided for in this Agreement and each other Facility Document to which it is a party have been duly authorized by the Issuer by all necessary limited liability company action.

(c)  This Agreement and each other Facility Document to which it is a party constitutes the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its respective terms, except as such enforceability may be subject to or limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

(d)  The execution, delivery and performance by the Issuer of this Agreement and each other Facility Document to which it is a party and the consummation by the Issuer of the transactions contemplated hereby and thereby do not contravene (i) the Issuer’s limited liability company agreement, (ii) any law, rule or regulation applicable to the Issuer, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, deed of trust, security agreement, bond, note, or other material agreement or instrument binding on the Issuer or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Issuer or its properties (except where such contravention would not have a Material Adverse Effect with respect to the Issuer or its properties), and do not result in (except as provided in the Facility Documents) or require the creation of any Lien upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. To the extent that this representation is being made with respect to Title I of ERISA or Section 4975 of the Code, it is made subject to the assumption that none of the assets being used to purchase the Pool Loans and Pool Assets constitute assets of any Benefit Plan or Plan with respect to which the Issuer is a party in interest or disqualified person.

(e)  There are no proceedings or investigations pending, or to the best knowledge of the Issuer threatened, against the Issuer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any other Facility Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Facility Document to which it is a party, (C) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any other Facility Document to which it is a party or (D) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect with respect to the Issuer.

(f)  All approvals, authorizations, consents or orders of any court or governmental agency or body required in connection with the execution and delivery by the Issuer of this Agreement or any other Facility Document to which it is a party, the consummation by it of the transactions contemplated hereby or thereby and the performance by it of, and the compliance by it with, the terms hereof or thereof, have been obtained, except where the failure to do so would not have a Material Adverse Effect with respect to the Issuer.

(g)  The Issuer (A) is not insolvent (as such term is defined in the Bankruptcy Code), (B) is able to pay its debts as they become due and (C) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(h)  The Issuer has observed the applicable legal requirements on its part for the recognition of the Issuer as a legal entity separate and apart from each of the Seller, the Seller Subsidiaries and any of their respective Affiliates.

Section 11.  Affirmative Covenants of the Issuer.

From and after the date hereof until the termination of this Agreement, the Issuer shall take such actions as shall be required on its part in order that the identity of the Issuer as a legal entity separate from the Depositor, the Sellers, the Seller Subsidiaries and any of their respective Affiliates will be recognized, including:

(i) The Issuer will conduct its business in office space allocated to it and for which it pays an appropriate rent and overhead allocation;

(ii) The Issuer will maintain corporate records and books of account separate from those of the Depositor, the Sellers, the Seller Subsidiaries and their respective Affiliates and telephone numbers and stationery that are separate and distinct from those of the Sellers, the Seller Subsidiaries and their respective Affiliates;

(iii) The Issuer’s assets will be maintained in a manner that facilitates their identification and segregation from those of any of the Depositor, the Sellers, the Seller Subsidiaries and their respective Affiliates;

(iv) The Issuer will strictly observe corporate formalities in its dealings with the public and with the Depositor, the Sellers, the Seller Subsidiaries and their respective Affiliates and, except as contemplated by the Facility Documents, funds or other assets of the Issuer will not be commingled with those of any the Depositor, the Sellers, the Seller Subsidiaries and their respective Affiliates. The Issuer will at all times, in its dealings with the public and with any of the Depositor, the Sellers, the Seller Subsidiaries and their respective Affiliates, hold itself out and conduct itself as a legal entity separate and distinct from the Depositor, the Sellers and their respective Affiliates. The Issuer will not maintain joint bank accounts or other depository accounts to which any of the Depositor, the Sellers, the Seller Subsidiaries and their respective Affiliates (other than the Master Servicer) has independent access;

(v) The duly elected board of directors of the Issuer and duly appointed officers of the Issuer will at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Issuer;

(vi) Not less than one member of the Issuer’s board of directors will be an Independent Director. The Issuer will observe those provisions in its limited liability company agreement that provide that the Issuer’s board of directors will not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Issuer unless the Independent Director and all other members of the Issuer’s board of directors unanimously approve the taking of such action in writing prior to the taking of such action;

(vii) The Issuer will compensate each of its employees, consultants and agents from the Issuer’s own funds for services provided to the Issuer; and

(viii) The Issuer will not hold itself out to be responsible for the debts of any of the Depositor, the Sellers, the Seller Subsidiaries and their respective Affiliates.

Section 12.  Depositor Repurchases.

(a)  Optional Substitution of Schedule 1-A Pool Loans. On each Closing Date and each Addition Date, the Depositor shall designate the Pool Loans, if any, Purchased on such date that will be subject to optional substitution in whole or in part by the Depositor (such Pool Loans, the “Schedule 1-A Pool Loans”), and such Pool Loans shall be listed as Schedule 1-A Pool Loans in the Pool Loan Schedule. All other Pool Loans Purchased by the Issuer from the Depositor on any Closing Date or Addition Cut-Off Date (the “Schedule 1-B Pool Loans”) shall be listed as Schedule 1-B Pool Loans in the Pool Loan Schedule and shall not be subject to optional substitution pursuant to this Section 12. The Depositor may not change the designation of any Pool Loan from a Schedule 1-B Pool Loan to a Schedule 1-A Pool Loan.

(b)  [Reserved.]

(c)  Substitutions. Schedule 1-A Pool Loans and any other Pool Loans subject to substitution pursuant to this Section 12 shall be removed from the Schedule 1-A Pool Loans and another Pool Loan substituted therefore by the Depositor subject to the notice and re-conveyance provisions applicable to Defective Loans substitution provisions of the related PPA Supplement.

(d)  Condition Precedent to Substitution of Pool Loans. No removal and substitution of any Pool Loans shall be made under Section 12 of this Agreement on any date unless the Depositor provides a Pool Loan in substitution for the Pool Loan released in accordance with the provisions applicable to substitution for Defective Loans.

(e)  Repurchases of Series 2002-1 Pool Loans that Become Defaulted Loans. The Depositor hereby acknowledges the Sellers’ option to repurchase certain Defaulted Loans directly from the Issuer on the terms and subject to the terms and conditions set forth in the applicable Series 2002-1 PA Supplements.

Section 13.  [Reserved.]

Section 14.  Indemnities by the Depositor.

Without limiting any other rights that any Depositor Indemnified Party may have hereunder or under applicable law, the Depositor agrees to indemnify the Issuer and each of its successors, permitted transferees and assigns (including the Trustee for the benefit of Noteholders), and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons, a “Depositor Indemnified Party”), from and against any and all damages, losses, claims (whether on account of settlements or otherwise), actions, suits, demands, judgments, liabilities (including penalties), obligations or disbursements of any kind or nature and related costs and expenses (including reasonable attorneys’ fees and disbursements) awarded against or incurred by any of them, arising out of or as a result of any of the following (all of the foregoing, collectively, “Depositor Indemnified Losses”):

(a)  any representation or warranty made by the Depositor under any of the Facility Documents having been untrue or incorrect in any respect when made or deemed to have been made; provided, however, that the Depositor’s obligation to repurchase Defective Loans pursuant to Section 9 with respect to any representation assigned to the Issuer pursuant to this Agreement having been incorrect when made shall be the only remedy available to the Issuer or its assignees relating to such incorrect representation;

(b)  the failure to vest and maintain in the Issuer a first priority perfected ownership or security interest in the Pool Assets, free and clear of any Lien arising through the Depositor or anyone claiming through or under the Depositor; or

(c)  any failure of the Depositor to perform its duties or obligations in accordance with the provisions of any Facility Documents to which it is a party.

Notwithstanding the foregoing, no indemnification payments shall be payable by the Depositor pursuant to this Section 14 except to the extent of funds available to the Depositor for such purpose.

Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that the Issuer may have pursuant to the other provisions of this Agreement or the provisions of any of the other Facility Documents), in no event shall any Depositor Indemnified Party be indemnified for any Depositor Indemnified Losses (i) resulting from negligence or willful misconduct on the part of such Depositor Indemnified Party, (ii) to the extent the same includes losses in respect of Pool Assets and reimbursement therefor that would constitute credit recourse to the Depositor for the amount of any Pool Asset not paid by the related Obligor or (iii) resulting from the action or omission of the Master Servicer.

If for any reason the indemnification provided in this Section 14 is unavailable to a Depositor Indemnified Party or is insufficient to hold a Depositor Indemnified Party harmless, then the Depositor shall contribute to the maximum amount payable or paid to such Depositor Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Depositor Indemnified Party on the one hand and the Depositor on the other hand, but also the relative fault of such Depositor Indemnified Party and the Depositor, and any other relevant equitable considerations.

Section 15.  Miscellaneous.

(a)  Amendment. This Agreement may be amended from time to time or the provisions hereof may be waived or otherwise modified by the parties hereto or thereto by written agreement signed by the parties hereto or thereto.

(b)  Assignment. The Issuer has the right to assign its interest under this Agreement as may be required to effect the purposes of the Indenture and Servicing Agreement without the consent of the Depositor, and the assignee shall succeed to the rights hereunder of the Issuer. In addition, but only to the extent allowed by the Indenture and Servicing Agreement, each of the Collateral Agent and the Trustee has the right to assign its interest hereunder without the written consent of the Depositor and the assignee shall succeed to the rights hereunder or thereunder of Collateral Agent or Trustee.

(c)  Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

(d)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK, INCLUDING § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(e)  Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given, if personally delivered at or mailed by registered mail, postage prepaid, or by express delivery service, to (i) in the case of Depositor, Sierra Deposit Company, LLC, 10750 West Charleston Blvd., Suite 130, Mailstop 2067, Las Vegas, Nevada 89135, Attention: President, or such other address as may hereafter be furnished to the Issuer and (ii) in the case of the Issuer, Cendant Timeshare Conduit Receivables Funding, LLC, 10750 West Charleston Blvd., Suite 130, Mailstop 2046, Las Vegas, Nevada 89135, Attention: President, or such other address an may be furnished to the Depositor.

(f)  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

(g)  Successors and Assigns. This Agreement shall be binding upon the Depositor and the Issuer and their respective successors and assigns, as may be permitted hereunder, and shall inure to the benefit of, and be enforceable by, the Depositor and the Issuer and each of the Collateral Agent, the Trustee and the Noteholders.

(h)  No Proceedings.

(i)  The Depositor hereby agrees that it will not institute against the Issuer or join any other Person in instituting against the Issuer any proceeding under any Debtor Relief Law so long as the Termination Date shall not have occurred or there shall not have elapsed one year plus one day since the Termination Date. The foregoing shall not limit the right of the Depositor to file any claim in or otherwise take any action with respect to any proceeding under any Debtor Relief Law that was instituted against the Issuer by any Person other than the Depositor.

(ii)  The Issuer hereby agrees that it will not institute against the Depositor or WorldMark or join any other Person in instituting against the Depositor or WorldMark any proceeding under any Debtor Relief Law so long as the Termination Date shall not have occurred or there shall not have elapsed one year plus one day since the Termination Date. The foregoing shall not limit the right of the Issuer to file any claim in or otherwise take any action with respect to any proceeding under any Debtor Relief Law that was instituted against the Depositor or WorldMark by any Person other than the Issuer.

(i)  Recourse to the Depositor. Except to the extent expressly provided otherwise in the Facility Documents, the obligations of the Depositor under the Facility Documents to which it is a party are solely the obligations of the Depositor, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against the Depositor that arises out of any Facility Document to which the Depositor is a party against any director, officer or employee of the Depositor. The provisions of this Section 15(i) shall survive the termination of this Agreement.

(j)  Recourse to the Issuer. Except to the extent expressly provided otherwise in the Facility Documents, the obligations of the Issuer under the Facility Documents to which it is a party (i) are solely the obligations of the Issuer, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against the Issuer that arises out of any Facility Document to which the Issuer is a party against any director, officer or employee of the Issuer and (ii) are payable solely from funds available to the Issuer under the Indenture and Servicing Agreement for such purpose. The provisions of this Section 15(j) shall survive the termination of this Agreement.

(k)  Confidentiality. The Issuer agrees to maintain the confidentiality of any information regarding the Sellers, the Seller Subsidiaries, the Depositor and Cendant obtained in accordance with the terms of this Agreement that is not publicly available; provided, however, that the Issuer may reveal such information (i) as necessary or appropriate in connection with the administration or enforcement of this Agreement or its funding of Purchases under this Agreement, (ii) as required by law, government regulation, court proceeding or subpoena and (iii) as necessary or appropriate in connection with the financing statements filed pursuant to this Agreement.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

SIERRA DEPOSIT COMPANY, LLC as Depositor
By:	/s/ Mark A. Johnson
Name: Mark A. Johnson Title: President

CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC as Issuer
By:	/s/ Mark A. Johnson
Name: Mark A. Johnson Title: President

[Signature page for Amended and Restated Pool Purchase Agreement]

Schedule 1

Pool Loan Schedule

Schedule 1-A Loans

Schedule 1-B Loans

EXHIBIT A

FORM OF ASSIGNMENT OF ADDITIONAL POOL LOANS

ASSIGNMENT NO. __ OF ADDITIONAL POOL LOANS dated as of _______, by and between SIERRA DEPOSIT COMPANY, LLC, a Delaware limited liability company, as depositor (the “Depositor”) and CENDANT TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as issuer (the “Issuer”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS, the Depositor and the Issuer are parties to the Master Pool Purchase Agreement dated as of August 29, 2002 (as such agreement may have been, or may from time to time be, further amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Depositor wishes to designate Additional Pool Loans to be included as Pool Loans, and the Depositor wishes to sell its right, title and interest in and to the Additional Pool Loans to the Issuer pursuant to this Assignment and the Agreement; and

WHEREAS, the Issuer wishes to purchase such Additional Pool Loans subject to the terms and conditions hereof.

NOW, THEREFORE, the Depositor and the Issuer hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to the Additional Pool Loans, __________.

“Addition Date” shall mean, with respect to the Additional Pool Loans, __________.

“Additional Pool Assets” shall have the meaning set forth in Section 3(a).

“Additional Pool Loans” shall mean the Additional Pool Loans that are sold hereby and listed on Schedule 1.

2. Designation of Additional Pool Loans. The Depositor delivers herewith a Series 2002-1 Pool Loan Schedule containing a true and complete list of the Additional Pool Loans. Such Series 2002-1 Pool Loan Schedule is incorporated into and made part of this Assignment, shall be Schedule 1 to this Assignment and shall supplement Schedule 1 to the Agreement. All Additional Pool Loans listed as Schedule 1-A Loans or Schedule 1-B Loans on such Pool Loan Schedule shall be Schedule 1-A Loans or Schedule 1-B Loans, respectively, for all purposes under the Agreement.

3. Sale of Additional Pool Loans.

(a) The Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse except as provided in the Agreement, all of the Depositor’s right, title and interest in, to and under (i) all Additional Pool Loans and related Pool Assets owned by the Depositor on the Addition Date and all rights of the Depositor under the Purchase Agreements and the Guarantee with respect to the Additional Pool Loans, (ii) all Pool Collections with respect thereto and (iii) all proceeds of any of the foregoing (collectively, the “Additional Pool Assets”).

In connection with the foregoing sale and if necessary, the Depositor agrees to record and file one or more financing statements (and continuation statements or other amendments with respect to such financing statements when applicable) with respect to the Additional Pool Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Pool Assets to the Issuer, and to deliver a file-stamped copy of such financing statements and continuation statements (or other amendments) or other evidence of such filing to the Issuer.

In connection with the foregoing sale, the Depositor further agrees, on or prior to the date of this Assignment, to cause the portions of its computer files relating to the Additional Pool Loans sold on such date to the Issuer to be clearly and unambiguously marked to indicate that each such Additional Pool Loan and the other Additional Pool Assets have been sold on such date to the Issuer pursuant to the Agreement and this Assignment.

It is the express and specific intent of the parties that the transfer of the Additional Pool Loans and the other Additional Pool Assets from the Depositor to the Issuer as provided is and shall be construed for all purposes as a true and absolute sale of such Additional Pool Loans and Additional Pool Assets, shall be absolute and irrevocable and provide the Issuer with the full benefits of ownership of the Additional Pool Loans and the other Additional Pool Assets. Without prejudice to the preceding sentence providing for the absolute transfer of the Depositor’s interest in the Additional Pool Loans and other Additional Pool Assets to the Issuer, in order to secure the prompt payment and performance of all obligations of the Depositor to the Issuer under the Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Depositor hereby assigns and grants to the Issuer a first priority security interest in all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, if any, in, to and under all of the Additional Pool Loans and the other Additional Pool Assets and the proceeds thereof. The Depositor acknowledges that the Additional Pool Loans and other Additional Pool Assets are subject to the Lien of the Indenture and Servicing Agreement for the benefit of the Collateral Agent on behalf of the Trustee and the Noteholders.

4. Acceptance by the Issuer. The Issuer hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Depositor delivered to the Issuer the Pool Loan Schedule described in Section 2 of this Assignment with respect to all Additional Pool Loans.

5. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Issuer on the Addition Date that each representation and warranty to be made by it on such Addition Date pursuant to the Agreement is true and correct, and that each such representation and warranty is hereby incorporated herein by reference as though fully set out in this Assignment.

6. Ratification of the Agreement. The Agreement is hereby ratified, and all references to the Agreement shall be deemed from and after the Addition Date to be references to the Agreement as supplemented and amended by this Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Agreement.

7. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPLES.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be duly executed by their respective officers as of the day and year first written above.

SIERRA DEPOSIT COMPANY, LLC as Depositor
By:
Name: Title:

SIERRA RECEIVABLES FUNDING COMPANY, LLC as Issuer
By:
Name: Title: